Exhibit (h)(2)(iv)

Allianz Global Investors Fund Management LLC

AMENDMENT

To Transfer Agency and Service Agreement

Between

Allianz Global Investors Fund Management LLC

and

Boston Financial Data Services, Inc.

This Amendment is made as of this 21st day of June, 2013, between Allianz Global Investors Fund Management LLC and Boston Financial Data Services, Inc. In accordance with Section 17 (Additional Portfolios) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of July 1, 2013; and

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first written:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Tracy W. Shelby
Name:	Tracy W. Shelby
Title:	Managing Director

Allianz Global Investors Fund Management LLC 1633 Broadway New York, New York 10019

SCHEDULE A

Dated: June 21, 2013

Allianz Trust Funds

AllianzGI Emerging Markets Opportunities Fund (f/k/a Allianz AGIC Emerging Markets Opportunities Fund)

AllianzGI Focused Growth Fund (f/k/a Allianz RCM Focused Growth Fund)

AllianzGI Global Commodity Equity Fund (f/k/a Allianz RCM Global Commodity Equity Fund)

AllianzGI Global Small-Cap Fund (f/k/a Allianz RCM Global Small-Cap Fund)

AllianzGI Income and Growth Fund (f/k/a Allianz AGIC Income and Growth Fund)

AllianzGI International Managed Volatility Fund (f/k/a Allianz AGIC International Managed Volatility Fund)

AllianzGl Large-Cap Growth Fund (f/k/a Allianz RCM Large-Cap Growth Fund)

AllianzGl Mid-Cap Fund (f/k/a Allianz RCM Mid-Cap Fund)

AllianzGl Money Market Fund (f/k/a Allianz Global Investors Money Market Fund)

AllianzGI NFJ All-Cap Value Fund (f/k/a Allianz NFJ All-Cap Value Fund)

AllianzGl NFJ Dividend Value Fund (f/k/a Allianz NFJ Dividend Value Fund)

AllianzGI NFJ International Value Fund (f/k/a Allianz NFJ International Value Fund)

AllianzGI NFJ Large Cap Value Fund (f/k/a Allianz NFJ Large Cap Value Fund)

AllianzGl NFJ Mid-Cap Value Fund (f/k/a Allianz NFJ Mid-Cap Value Fund)

AllianzGl NFJ Small-Cap Value Fund (f/k/a Allianz NFU Small-Cap Value Fund)

AllianzGl Opportunity Fund (f/k/a Allianz AGIC Opportunity Fund)

AllianzGI Small-Cap Blend Fund*

AllianzGI Technology Fund (f/ka Allianz RCM Technology Fund)

AllianzGl U.S. Managed Volatility Fund (f/k/a Allianz AGIC U.S. Managed Volatility Fund)

AllianzGl Wellness Fund (f/k/a Allianz RCM Wellness Fund)

*	Effective as of July 1, 2013